As filed with the Securities and Exchange Commission on September 25, 2006

Registration No. 333-137196

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
WISCONSIN POWER AND LIGHT COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin	39-0714890
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4902 North Biltmore Lane
Madison, Wisconsin 53718
(608) 458-3311
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________

F. J. Buri, Esq.	with a copy to:
Corporate Secretary
Wisconsin Power and Light Company	Benjamin F. Garmer, III, Esq.
4902 North Biltmore Lane	Jay O. Rothman, Esq.
Madison, Wisconsin 53718	Foley & Lardner LLP
(608) 458-3311	777 East Wisconsin Avenue
(Name, address, including zip code, and telephone number,	Milwaukee, Wisconsin 53202-5306
including area code, of agent for service)	(414) 271-2400

_________________

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.|X|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

        If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

_________________

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where this offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 25, 2006

Wisconsin Power and Light Company

$200,000,000 Aggregate Amount

_________________

Preferred Stock

Debt Securities

First Mortgage Bonds

_________________

        By this prospectus, we may offer from time to time up to an aggregate of $200,000,000 of our securities. We will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

_________________

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________

The date of this prospectus is ____________, 2006.

ABOUT THIS PROSPECTUS

        In this prospectus, “we,” “us” and “our” refer to Wisconsin Power and Light Company.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $200,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

        We may use this prospectus to offer from time to time:

•	shares of our preferred stock;

•	our unsecured debt securities, which we refer to in this prospectus as the debt securities; and

•	our first mortgage bonds.

In this prospectus, we sometimes refer to our preferred stock, debt securities and first mortgage bonds collectively as the securities.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date of their respective covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

WISCONSIN POWER AND LIGHT COMPANY

        We are a public utility serving customers primarily in Wisconsin. We are engaged principally in:

•	the generation, distribution and sale of electric energy in selective markets in Wisconsin;

•	the purchase, distribution, transportation and sale of natural gas in selective markets in Wisconsin;

•	the provision of various other energy-related products and services; and

•	the utility operations of Illinois properties that we are divesting.

All of our common stock is owned by Alliant Energy Corporation, an energy-services provider with subsidiaries, including us, serving primarily electric and natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is Alliant Energy Corporation’s primary focus.

        We are subject to the jurisdiction of the Public Service Commission of Wisconsin with respect to various portions of our operations. South Beloit, Water, Gas and Electric Company, the operations of which we are in the process of divesting, is subject to the jurisdiction of the Illinois Commerce Commission with respect to various portions of their operations. We are also subject to the jurisdiction of the Federal Energy Regulatory Commission. Alliant Energy Corporation is a registered holding company under the Public Utility Holding Company Act of 2005 and is subject to regulation by the Federal Energy Regulatory Commission under that Act. We are also subject to some requirements of that Act.

        Our principal executive offices are located at 4902 North Biltmore Lane, Madison, Wisconsin 53718 and our telephone number is (608) 458-3311.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes. These purposes may include repayment of our short-term debt, financing capital expenditures and funding additional working capital. Until we use the net proceeds from the sale of the securities for these purposes, we may place the proceeds in temporary investments.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table shows our ratios of earnings to fixed charges and to combined fixed charges and preferred stock dividends for the periods presented:

	Year Ended December 31,					Six Months Ended June 30,
	2001	2002	2003	2004	2005	2006
Ratio of earnings to fixed charges	3.09	3.48	4.65	4.10	3.22	2.93
Ratio of earnings to combined fixed
charges and preferred stock dividends	2.81	3.15	4.19	3.76	3.01	2.75

DESCRIPTION OF PREFERRED STOCK

        The following description of our preferred stock summarizes the general terms and provisions that apply to our preferred stock. We will describe the particular terms of any series of preferred stock more specifically in each prospectus supplement relating to that series of preferred stock. We will indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of preferred stock.

        The following is a summary of some general terms and provisions of our preferred stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our restated articles of organization, which are filed as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

General

        Our total authorized capital stock as set forth in our restated articles of organization is $240,000,000, divided into 3,750,000 shares of preferred stock, without par value, provided that the aggregate stated value of the shares of preferred stock may not exceed $150 million at any time and 18,000,000 shares of common stock, par value $5 per share. As of the date of this prospectus, all of our outstanding common stock was owned by our parent corporation, Alliant Energy Corporation.

        Under our restated articles of organization, our board of directors may establish one or more series of preferred stock to be issued out of authorized preferred stock. Our board of directors, without approval of our shareowners, may determine some rights and preferences of the shares of preferred stock of any series so established.

Issuance in Series

        Prior to the issuance of shares of each series of our preferred stock, our board of directors is required to adopt resolutions and file articles of amendment to our restated articles of organization with the Wisconsin Department of Financial Institutions.

        All shares of our preferred stock of all series constitute one class of stock and are of equal rank and confer equal rights, subject to variations in the following respects which our board of directors is authorized to fix prior to the issue of each new series:

•	stated value;

•	dividend rate (which may be fixed or variable);

•	redemption terms (but the redemption price may not be less than the stated value); and

•	sinking fund provisions, if any.

        All authorized and unissued shares of preferred stock may, within the limitations stated in our restated articles or organization, be issued in series bearing the permitted variable terms as fixed by the board of directors prior to the issuance of each series.

Dividend Rights

        Holders of preferred stock are entitled, in respect of each share held, to cumulative dividends on the stated value of the preferred stock at the rate specified in the designation of such share, and no more, in preference to the common stock, payable quarterly, when declared by our board of directors out of our surplus or net profits available for that purpose. We will not pay or set apart any dividend for any share of preferred stock unless we also pay or set apart for all shares of all series a uniform percentage of the annual dividend to which the shares are respectively entitled. Quarterly dividend periods in respect of the preferred stock end on the last day of February, May, August and November in each year, and dividends declared with respect to the shares of preferred stock are usually paid on the 15th day of the next succeeding month. The prospectus supplement with respect to each series of preferred stock will set forth the date from which dividends on that series will be cumulative.

Limitation on Dividends on Common Stock

        Our restated articles of organization provide that so long as any preferred stock is outstanding, we will not, in any 12-month period, declare or pay cash dividends on our common stock, or make any distribution on, or purchase or otherwise acquire for value, any of our common stock, amounting in the aggregate to:

•	more than 50% of our net income available for dividends on the common stock for the 12 months preceding the declaration of any such dividend or distribution, or any such purchase, if our common stock equity would be less than 20% of our total capitalization after the declaration, payment, distribution or purchase; or

•	more than 75% of our net income available for dividends on the common stock if our common stock equity would be 20% or more but less than 25% of our total capitalization after the declaration, payment, distribution or purchase.

If our common stock equity is more than 25% of total capitalization, then we may not declare or pay any common stock dividend that would reduce the capitalization ratio to less than 25%, except as permitted above.

Redemption Provisions

        The preferred stock and any series of the preferred stock is redeemable in whole or in part at our option at any time or from time to time, subject to any restrictions on such right of redemption which may be specified for any series, on not less than 30 days’ notice at the stated value of each share to be redeemed plus any applicable redemption premium and unpaid accrued dividends. The prospectus supplement with respect to each series of preferred stock will specify the specific redemption terms for that series. We may repurchase shares of preferred stock to the extent permitted by law.

Voting Rights

        Every record holder of outstanding shares of preferred stock, regardless of series, and every record holder of outstanding shares of common stock is entitled to vote as a single class in respect to the election of directors and upon all other matters, except as otherwise provided in the following paragraphs or under Wisconsin law. Alliant Energy Corporation, the sole holder of our common stock, has one vote for each share it holds. Every holder of preferred stock has, for each share of preferred stock held by him or her, that number of votes (including any fractional vote) determined by dividing the stated value of the share of preferred stock by 100. Shareowners have no cumulative voting rights in connection with the election of directors, which means that holders of shares entitled to exercise more than 50% of the voting power are entitled to elect all of the directors to be elected at any meeting of shareowners. Our restated articles of organization provide that our board of directors is to be divided into three classes, with staggered terms of three years each.

        Notwithstanding the classification of our board of directors, if and when dividends on the preferred stock are in default in an amount equal to four full quarterly dividends on all shares of the preferred stock and until all dividends then in default on the preferred stock have been paid, the record holders of the preferred stock, as a class, will be entitled at each shareowners’ meeting at which directors are elected to elect the smallest number of directors necessary to constitute a majority of our full board of directors. The record holders of the common stock, as a class, will be entitled to elect the remaining directors. In the case of any vacancy in our board of directors occurring for a director elected by the holders of the preferred stock, as a class, because dividends were in default on the preferred stock, the holders of the shares of preferred stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the director whose place is vacant. Similarly, in the case of any vacancy in our board of directors occurring for a director elected by the holders of the common stock, as a class, because dividends were in default on the preferred stock, the holders of the shares of common stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the director whose place is vacant. If and when all dividends then in default on the preferred stock are paid, the voting power of the preferred stock and of the common stock will revert to the status existing before such default, subject to the revesting of this special voting right in the preferred stock in case of a further like default. Dividends in default will be deemed to have been paid whenever they are declared and paid, or declared and provision made for their payment, or whenever we have surplus and net profits legally available for the payment of the dividends that have accrued since the default giving rise to the special voting right.

        So long as any preferred stock is outstanding, we will not, without the affirmative vote of the holders having at least two-thirds of the total number of votes possessed by all holders of the stock as a class, unless provision is made for the redemption or other retirement of such stock:

•	amend our restated articles of organization to create or authorize any stock ranking prior in any respect to the preferred stock, or issue any such stock;

•	change the terms and provisions of the preferred stock so as to affect adversely the rights and preferences of the holders of the preferred stock, provided that if any change would affect adversely the holders of one or more, but less than all, of the outstanding series, only the consent of the holders having at least two-thirds of the total number of votes possessed by all holders of each series so adversely affected is required;

•	issue any shares of preferred stock or shares of any stock ranking on parity with the preferred stock, other than in exchange for or to redeem or retire shares of preferred stock or shares of any stock ranking on parity with the preferred stock having an aggregate amount of par value and/or stated value of not less than the aggregate amount of par value or stated value of the shares to be issued, unless:

•	our gross income available for the payment of interest for a 12-month period within the 15 months next preceding such issue was at least 1½ times the sum of:

•	the interest for one year on all funded indebtedness and our notes payable maturing more than 12 months after the issue of the shares, to be outstanding at the date of such issue, and

•	an amount equal to one year’s dividend on the preferred stock and all equal or prior ranking stock to be outstanding after the issuance of said shares; and

•	the capital represented by the common stock and our surplus accounts is not less than the aggregate amount payable upon the involuntary dissolution, liquidation or winding up of our company in respect of all the preferred stock and all equal or prior ranking stock outstanding after the issue of the shares proposed to be issued.

        So long as any preferred stock is outstanding, we will not, without the affirmative vote of the holders having at least a majority of the total number of votes possessed by all holders of such stock as a class, unless provision is made for the redemption or other retirement of such stock:

•	issue or assume any unsecured indebtedness (defined in our restated articles of organization to generally mean all unsecured notes, debentures or other unsecured securities that have a final maturity date of less than three years), other than for the refunding of outstanding secured or unsecured indebtedness or the retiring of preferred stock or any equal or prior ranking stock, if immediately after the issue or assumption the total principal amount of all unsecured indebtedness issued or assumed by us and to be outstanding would exceed 20% of the sum of:

•	the total principal amount of all our secured debt securities then outstanding, and

•	our capital and surplus; or

•	merge or consolidate with any other corporation or sell all or substantially all our assets, unless the transaction (or the issue or assumption of securities in connection with the transaction) has been ordered, approved or permitted by any federal commission or regulatory authority then having jurisdiction.

Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of preferred stock would be entitled to be paid in full, out of our net assets, the stated value of their shares and, to the extent there may be profits properly applicable to the preferred stock (whether capitalized or not) or any unpaid dividends accrued on the preferred stock, in preference to the holders of common stock.

Assessability

        All shares of our preferred stock will, when issued, be fully paid and nonassessable, subject to the personal liability that may be imposed on shareholders by former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law for debts incurred prior to June 14, 2006 (for debts incurred on or after such date, Section 180.0622(2)(b) has been repealed) owing to employees for services performed, but not exceeding six months service in any one case.

Preemptive Rights

        No shares of our preferred stock will have any preemptive or similar rights.

Ranking

        The preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to our preferred stock.

DESCRIPTION OF DEBT SECURITIES

        The following description of the terms of our debt securities summarizes the general terms and provisions that apply to our debt securities. We will describe the particular terms of any debt securities more specifically in each prospectus supplement relating to those debt securities. We will indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        From time to time we may issue, in one or more series, debt securities under an indenture, dated as of June 20, 1997, between us and U.S. Bank National Association, as successor trustee, as supplemented and amended from time to time. This indenture, as supplemented and amended, is referred to in this prospectus as the indenture. This section summarizes the indenture. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to the indenture which is filed as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.” Parenthetical section references under this heading are references to sections of the indenture.

General

        The indenture does not limit the aggregate principal amount of senior unsecured debt securities that we may issue under it, and provides that we may issue securities under the indenture from time to time in one or more series pursuant to the terms of one or more supplemental indentures or officers’ certificates creating the series. (Section 2.01).

Terms

        We will describe in each prospectus supplement the following terms that apply to the debt securities offered under that prospectus supplement:

•	the title of the series of debt securities;

•	the aggregate principal amount of the series of debt securities;

•	the interest rate, if any, or the method of calculating the interest rate on the debt securities;

•	the date from which interest will accrue and the record dates for the payment of interest on the debt securities;

•	the dates when principal and interest are payable on the debt securities;

•	the manner of paying principal and interest on the debt securities;

•	the places where principal and interest are payable on the debt securities;

•	the registrar, transfer agent and paying agent for the debt securities;

•	the terms of any mandatory or optional redemption by us;

•	the terms of any redemption at the option of the holders of the debt securities;

•	whether the debt securities are to be issuable as registered securities, bearer securities or both, and whether and upon what terms any registered securities may be exchanged for bearer securities and vice versa;

•	whether the debt securities are to be represented in whole or in part by a global security and the terms of any global security;

•	any tax indemnity provisions;

•	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining such payments;

•	if amounts of principal or interest on the debt securities may be determined by reference to an index, formula or other method, the manner for determining the amounts;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

•	the portion of principal payable upon acceleration of a discounted debt security;

•	whether the covenant referred to below under “Certain Covenants – Limitations on Liens” applies, and any events of default or restrictive covenants in addition to or in lieu of those set forth in the indenture;

•	whether and upon what terms debt securities may be defeased;

•	the forms of the debt securities or any coupon; and

•	any additional provisions or other special terms not inconsistent with the provisions of the indenture, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities. (Section 2.01).

Ranking

        The debt securities will be our senior, unsecured and unsubordinated obligations, ranking equally and ratably with all our other senior, unsecured and unsubordinated obligations. The debt securities will be effectively subordinated to any of our existing and future secured indebtedness, including our first mortgage bonds.

Payments

        Unless we otherwise state in the prospectus supplement, we will pay principal of, and premium and interest on, if any, the debt securities at the office or agency we maintain for that purpose, initially the corporate trust office of the trustee. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. If we fail to maintain a paying agent for a series, then the trustee will act as the paying agent. (Section 2.03). We will provide in the prospectus supplement the dates from which interest will accrue on a series of debt securities and the record dates for interest payable on any debt securities.

        Unless we otherwise state in the prospectus supplement, and except in special circumstances set forth in the indenture, we will pay principal and interest on bearer debt securities only upon surrender of bearer debt securities and coupons at a paying agency we maintain for that purpose located outside of the United States. During any period for which it is necessary in order to conform to United States tax law or regulations, we will maintain a paying agent outside the United States to which the bearer debt securities and coupons may be presented for payment and we will provide the necessary funds to the paying agent upon reasonable notice. (Section 2.04).

Material U.S. Federal Income Tax Considerations

        We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some material U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

        If the purchase price of any debt securities is payable in one or more foreign currencies or composite currencies, if any debt securities are denominated in one or more foreign currencies or composite currencies or if any payments on the debt securities are payable in one or more foreign currencies or composite currencies, then we will describe the restrictions, elections, some U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or composite currencies in the prospectus supplement.

Restrictive Covenants

        Except as otherwise set forth under “— Defeasance” below, for so long as any debt securities remain outstanding or any amount remains unpaid on any of the debt securities, we will comply with the terms of the covenants set forth below. If we issue additional series of securities under the indenture in the future, then those series may or may not have different covenants.

Limitations on Liens

        So long as any series of debt securities as to which this covenant applies remain outstanding, the indenture provides generally that we will not, and we will not permit any of our subsidiaries to, create or allow to be created or to exist any lien on any of our properties or assets to secure any indebtedness, without making effective a provision that makes the debt securities to which this limitation applies equally and ratably secured with or prior to all such indebtedness and with any other indebtedness that is also entitled to be equally secured. This restriction does not apply to or prevent the creation or existence of:

•	liens of our 1941 mortgage, securing our first mortgage bonds (see “Description of First Mortgage Bonds” for a description of our 1941 mortgage);

•	liens on property that existed when we acquired or constructed the property or were created within one year after that time;

•	liens on property that secure payment of all or part of the purchase price or construction cost of the property, including the extension of any liens to repairs or improvements made on the property;

•	any extensions, renewals or replacements, in whole or in part, of liens (including the first mortgage indenture) permitted by the above-listed items;

•	the pledge of any bonds or other securities at any time issued under any of the liens permitted by the above-listed items;

•	tax liens and other governmental charges for the then current year that are not delinquent;

•	liens incurred for charges that not delinquent, including mechanics’, laborers’, materialmen’s and similar liens, and any of these liens, whether or not delinquent, whose validity is being contested;

•	liens incidental to construction or current operations which have not at the time been filed or asserted or the payment of which has been adequately secured or which are not material in amount;

•	liens securing indebtedness neither assumed by us nor on account of which we customarily pay interest;

•	any right which any governmental authority may have by virtue of any franchise, license, contract or statute to purchase any of our property on payment of reasonable compensation, or to terminate any franchise, license or other rights or to regulate our property and business;

•	the lien of judgments covered by insurance, or upon appeal and covered by the filing of any appeal bond, or if not so covered not exceeding $1,000,000 in aggregate amount;

•	easements or reservations in respect of our property for certain purposes that do not interfere with our proper operation and development of the property for the purpose of roads, pipelines or other rights-of-way and similar purposes, none of which interfere with our proper operation and development of the property affected;

•	liens for which moneys sufficient for the discharge has been deposited in trust with the trustee and authority has been granted to the trustee to apply the moneys to the discharge of the lien;

•	any defects in title and any terms, conditions or exceptions expressed in deeds or other instruments by which we have acquired property that do not materially adversely affect the operations of our company as a whole;

•	the pledge of cash or marketable securities to obtain any indemnity, performance or similar bond in the ordinary course of business, or as security for the payment for taxes or other assessments being contested in good faith, or for the purpose of obtaining a stay or discharge in legal proceedings;

•	the pledge or assignment in the ordinary course of business of electricity, gas (either natural or artificial) or steam, accounts receivable or customers’ installment paper;

•	rights reserved to or vested in others to take or receive any part of the electricity, gas, steam or any by-products generated or produced by or from any of our properties;

•	any landlord’s lien;

•	liens created or assumed by us in connection with the issuance of debt securities, the interest on which is excludable from the gross income of the holder pursuant to specified sections of the Internal Revenue Code, for the purpose of financing the acquisition or construction of property to be used by us, limited to the property financed;

•	liens of the trustee to secure our payment obligations under the indemnification provisions of the indenture;

•	liens affixing to our property or the property of a subsidiary at the time a person consolidates with or merges into, or transfers all or substantially all of its assets to, our company or a subsidiary, provided that in the opinion of our board of directors or management the property acquired pursuant to the consolidation, merger or asset transfer is adequate security for the lien; and

•	liens or encumbrances not otherwise permitted if, at the incurrence of and after giving effect to the lien, the aggregate of all our obligations secured by the lien does not exceed 10% of our tangible net worth. (Sections 4.06 and 4.07).

        This restriction will not apply to or prevent the creation or existence of leases made, or existing on property acquired, in the ordinary course of business. (Section 4.07).

Consolidation, Merger and Sale of Assets

        The indenture provides that unless the officers’ certificate or supplemental indenture establishing a series of debt securities otherwise provides, we will not consolidate with or merge into any other person, or sell all or substantially all of our assets to any other person unless:

•	either we are the continuing corporation, or the person is an entity organized and existing under the laws of the United States or any state, and the entity will expressly assume the payment of the principal of and interest on the debt securities outstanding and the performance and observance of all of our covenants and conditions under the indenture by executing a supplemental indenture satisfactory to the trustee;

•	we or the person will not, immediately after the merger or consolidation, or the sale or conveyance, be in default in the performance of any covenant or condition under the indenture; and

•	after giving effect to the transaction, no event which, after notice or lapse of time, would become a default under the indenture, will have occurred or be continuing. (Section 5.01).

        The indenture further provides that our successor will be substituted for us, after which all of our obligations under the indenture will terminate. (Section 5.02).

Events of Default

        Unless the officers’ certificate or supplemental indenture establishing the series otherwise provides, each of the following will be an event of default with respect to the debt securities of a series under the indenture:

•	we default in any payment of interest on any debt securities of the series when the interest becomes due and payable, and the default continues for 60 days;

•	we default in the payment of principal of any debt securities of the series when the principal becomes due and payable at maturity or upon redemption, acceleration or otherwise;

•	we default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of a series as required by the officers’ certificate or supplemental indenture establishing the series, and the default continues for 60 days;

•	we default in the performance of any of our other agreements applicable to the series, and the default continues for 90 days after notice of the default;

•	specified events relating to our bankruptcy, insolvency or reorganization; and

•	a specified event of default provided for in the terms of the series of the debt securities.

        The failure to redeem any debt securities subject to a conditional redemption is not an event of default if any event on which such redemption is so conditioned does not occur before the redemption date. (Section 6.01).

        If an event of default occurs and is continuing on a series, then the trustee by notice to us, or the holders of at least 25% in principal amount of the series by notice to us and the trustee, may declare the principal of and accrued interest on all of the debt securities of the series to be due and payable immediately. (Section 6.02).

Modification of the Indenture

        The holders of at least a majority in principal amount of a series may waive any existing default on the series and its consequences under the indenture. However, holders cannot waive a default in the payment of the principal of, or premium, if any, or interest on, any debt securities or a default in respect of a provision we describe in the following paragraph. (Section 6.04). These defaults cannot be waived without the consent of each holder of the outstanding debt securities of the series.

        With the consent of the holders of at least a majority in aggregate principal amount of debt securities of all series of the debt securities affected by the supplemental indenture, we and the trustee can enter into supplemental indentures to amend or modify the indenture. However, we cannot make modifications or amendments without the consent of all of the holders of the outstanding series of debt securities if the amendments or modifications would:

•	extend the stated maturity of the principal of, or any installment or principal of or interest on, any debt security of the series;

•	reduce the principal amount of or the rate of interest on or premium (if any), payable upon the redemption of the debt securities of the series;

•	reduce our obligation to pay principal amounts, or reduce the amount of the principal of a discounted security that would be due and payable upon a declaration of acceleration of the maturity;

•	change the coin or currency in which we must pay principal of, or premium, if any, or interest on the debt securities of a series;

•	impair the right to institute suit for the enforcement of any payment of principal of, or premium or interest on, the debt securities after the due date of the payment;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of which is required to enter into any supplemental indenture or amend the terms and conditions of that series;

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver of the provisions of the indenture; or

•	make modifications to any of the provisions we describe in this paragraph and in the paragraph immediately above, except to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holders of each debt security affected (Section 9.02).

        We and the trustee can also enter into supplemental indentures to amend or modify the indenture or the debt securities without the consent of any holders of the debt securities. We can only do so if those amendments or modifications would be limited to specific purposes, including:

•	showing that another person has succeeded us and assumed our obligations under the covenants of the indenture and the debt securities;

•	adding to the covenants made by us for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred on us;

•	adding to or changing any of the provisions of the indenture in respect of the debt securities to permit or facilitate the issuance of debt securities in bearer form or to permit or facilitate the issuance of debt securities of any series in uncertificated form;

•	adding, changing or eliminating any of the provisions of the indenture, but only if the change does not adversely affect the rights of holders of the debt securities under the indenture in any material respect;

•	securing the debt securities of any series;

•	establishing the form or terms of debt securities of any series;

•	evidencing and providing for the appointment of a successor trustee or a change in any of the provisions of the indenture to facilitate administration by more than one trustee;

•	making clarifying changes to ambiguous, incorrect or inconsistent language in the indenture or the debt securities that do not adversely affect the rights of the holders of the debt securities under the indenture in any material respect;

•	making changes to the provisions of the indenture as is necessary to effect qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute, and to add to the indenture any other provisions as are expressly permitted by the Trust Indenture Act; or

•	amending or supplementing the restrictions on and procedures for resale and other transfers of any series of debt securities to reflect any changes in laws or regulations. (Section 9.01).

Defeasance

        Unless the officers’ certificate or supplemental indenture establishing the terms of the series otherwise provides, debt securities of a series may be defeased in accordance with their terms as set forth below. We may at any time terminate as to a series all of our obligations except for certain obligations, including obligations of ours and/or the trustee’s to execute and authenticate the debt securities, to take certain actions with respect to bearer securities, to require paying agents to hold certain moneys in trust, to maintain security holder lists, to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons, to compensate and indemnify the trustee, to take certain actions in connection with the replacement or removal of the trustee and to repay excess money or securities to our company. This is known as legal defeasance. In addition, we may at any time terminate as to a series our obligations with respect to the debt securities and coupons of the series under the covenant described under “Certain Covenants — Limitations on Liens” and any other restrictive covenants that may be applicable to a particular series. This is known as covenant defeasance.

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, then a series may not be accelerated because of an event of default. If we exercise our covenant defeasance option, then a series may not be accelerated by reference to the covenant described under “Certain Covenants — Limitations on Liens” or any other restrictive covenants that may be applicable to a particular series. (Section 8.01).

        If we desire to exercise our legal defeasance or covenant defeasance option as to a series of securities under the indenture, then we must deposit in trust with the trustee money or U.S. government obligations. We must also comply with some other provisions. In particular, we must obtain:

•	an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders of the debt securities for federal income tax purposes; and

•	an opinion from a nationally recognized firm of independent accountants that the payments of principal and interest when due on the deposited U.S. government obligations without reinvestment plus any deposited money without investment will be sufficient to pay the principal and interest when due on all of the debt securities to maturity or redemption, as the case may be. (Section 8.02).

Governing Law

        The indenture and the debt securities will be governed by the laws of the State of Wisconsin. (Section 10.09).

DESCRIPTION OF FIRST MORTGAGE BONDS

        The following description of the terms of our first mortgage bonds summarizes general terms and provisions that apply to the first mortgage bonds. We will describe the particular terms of any first mortgage bonds more specifically in each prospectus supplement relating to those first mortgage bonds. We will indicate in the prospectus supplement whether the terms and provisions described in this prospectus apply to a particular series of first mortgage bonds.

        From time to time we may issue, in one or more series, first mortgage bonds under an indenture of mortgage or deed of trust, dated as of August 1, 1941, between us and U.S. Bank National Association and Richard H. Prokosch, as successor mortgage trustees, as supplemented and amended from time to time. This indenture of mortgage or deed of trust, as supplemented and amended, is referred to in this prospectus as the 1941 mortgage or the mortgage. When we speak of the mortgage trustee in this prospectus, we are referring to U. S. Bank National Association in its capacity as trustee under the 1941 mortgage. This section briefly summarizes the mortgage. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to the mortgage which is filed as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.” Parenthetical section references under this heading are references to sections of the mortgage, unless otherwise indicated.

        As of the date of this prospectus, there are no first mortgage bonds outstanding under the 1941 mortgage.

General

        The mortgage provides that we may issue securities under the mortgage from time to time in one or more series pursuant to the terms of one or more supplemental indentures.

        The properties of our subsidiaries, which are not material in the aggregate, are not subject to the lien of the mortgage and do not constitute bondable property under the mortgage.

Terms

        We will describe in each prospectus supplement the following terms of the first mortgage bonds of the series offered by us in that prospectus supplement:

•	the title or designation of the first mortgage bonds;

•	the date of the first mortgage bonds;

•	the date or dates on which the first mortgage bonds may mature;

•	the place or places at which the first mortgage bonds will be paid;

•	the rate or rates, which may be fixed or variable, at which the first mortgage bonds will bear interest, if any, and the date from which such interest, if any, will accrue;

•	the times at which any such interest will be payable;

•	any provisions governing redemption, medium of payment, conversion in to stock or securities, and sinking funds or analogous funds; and

•	any limit on the aggregate principal amount of the first mortgage bonds. (Article I, Section 1).

Ranking

        The first mortgage bonds issued pursuant to this prospectus will rank pari passu with all first mortgage bonds at any time outstanding under the mortgage, except as to differences between series permitted by the mortgage and not affecting the rank of the lien. The first mortgage bonds will rank senior to all of our unsecured indebtedness. The first mortgage bonds will be effectively subordinated to any of our existing and future secured indebtedness, except for other first mortgage bonds. See “—Security.”

Payments; Transfers and Exchanges

        Unless we otherwise state in the prospectus supplement, we will pay any interest to the person in whose name the first mortgage bond is registered as of the close of business on the regular record date relating to the interest payment date. If we have defaulted in the payment of interest on any first mortgage bond, then we may pay the defaulted interest to the holder as of the close of business on a date selected by the mortgage trustee. (Article I, Section 4).

        We will maintain books for the registration, transfer and exchange of the first mortgage bonds at the principal office or place of business of the mortgage trustee. (Article I, Section 7). We will maintain a place or agency for payment of the first mortgage bonds and we may appoint one or more additional paying agents, including ourselves. (Article III).

        The first mortgage bonds may be exchanged for other first mortgage bonds of the same series and of authorized denominations of like aggregate principal amount at the office of the mortgage trustee. (Article I, Section 11).

Security

        General

        The first mortgage bonds issued under the mortgage will be secured by the lien of the mortgage on all or substantially all the permanent fixed properties that we now own, subject only to permitted encumbrances and liens. (Granting Clause and Excepted Property Clause).

        Limitation on Lien of the Mortgage

        The lien of the mortgage is subject to some permitted liens that include:

•	tax liens and other governmental charges which are not delinquent, or if delinquent in course of contest and secured by sufficient bond;

•	liens securing workers' compensation and similar obligations that are not delinquent;

•	liens for labor, materials or supplies that are not delinquent;

•	liens or charges existing upon real estate or rights in or relating to real estate used for transmission lines, distribution lines or right-of-way purposes, if we have not assumed the liens or charges or any obligations secured by the liens or charges (but not including any substation involving an investment of more than $100,000);

•	judgments against us in the course of appeal or otherwise in contest and, if required by law, secured by sufficient bond;

•	any right which any governmental authority may have by the terms of any franchise, license, right or power, or by any provision of law, to terminate the franchise, license, right or power or to condemn, purchase or otherwise acquire any of our property;

•	easements, restrictions, exceptions or reservations in or affecting any of our property, for the purposes of roads, railroads, pipelines, transmission lines, removal of oil, gas, coal or other minerals and other similar purposes, or for the joint or common use of properties, facilities and equipment;

•	defects and irregularities in titles to, or leases of, any property that does not materially impair the use or value of the property for the purposes for which we hold it; and

•	rights reserved to or vested in others to take or use part of any power, gas or water generated or produced by any of our property. (Article II, Section 3).

        Some properties are excepted from the lien of the mortgage, including:

•	cash;

•	securities;

•	accounts and bills receivable;

•	choses in action and certain judgments not deposited or pledged with the mortgage trustee;

•	all tangible personal property held for sale, rental or consumption in the ordinary course of business;

•	the last day of each term under any lease of property;

•	all gas, oil and other minerals upon or under any real estate subject to the lien of the mortgage;

•	certain vehicles, machinery and equipment used exclusively to transport passengers by motor vehicle; and

•	certain real estate. (Granting Clause and Excepted Property Clause).

        The mortgage also contains provisions subjecting after-acquired property to its lien. (Granting Clause). The priority of the lien on after-acquired property would date from the filing or recording of a subsequent instrument confirming of record that the after-acquired property is subject to the lien. In addition, such provisions might not be effective as to property acquired, and as to certain rents, issues and products accruing, subsequent to the filing of any case with respect to us under the Federal Bankruptcy Code.

Maintenance and Repair

        The mortgage also provides that:

•	we will maintain the mortgaged properties in good repair and working order;

•	the mortgage trustee may, and if requested by holders of a majority in principal amount of all outstanding bonds and furnished with the necessary funds to do so shall, cause the properties subject to the lien of the mortgage to be inspected by an independent engineer (not more often than at five-year intervals) to determine whether the properties have been so maintained and whether any property, not retired on the books, should be classified as retired for the purpose (among others) of computing “net expenditures” for bondable property;

•	we will make good any deficiency in maintenance disclosed by any engineer’s report as rendered or as modified by arbitration. (Article III, Sections 7 and 8).

Consolidation, Mergers and Sales

        The mortgage does not prevent a merger or consolidation of our company, a sale by us of all or substantially all of our assets, a recapitalization of our company or other comparable transaction as long as the lien of the mortgage is preserved on the property then subject to such lien. (Article XIV).

Release and Substitution of Property

        Unless an event of default has occurred and is continuing, we may sell or otherwise dispose of property subject to the lien of the mortgage. The mortgage trustee will release the property from the lien of the mortgage when it or the trustee under any mortgage constituting a prior lien on such property receives any money and/or purchase money obligations received by us in consideration for the property, so long as the amount received is not less than the fair value of the property. (Article VIII, Section 2).

        Any new property we acquire by exchange, purchase or otherwise to take the place of any property released from the lien of the mortgage will become subject to the lien of the mortgage. (Article VIII, Section 2).

Withdrawal of Cash

        Generally, unless an event of default has occurred and is continuing, we may withdraw cash held by the mortgage trustee by depositing with the mortgage trustee an amount of direct and unconditional obligations of the United States of at least an equal face amount and then having a market value at least equal to the amount of cash withdrawn. We may not, however, be entitled to withdraw cash less than 10 days prior to or on any interest payment date, redemption date or maturity date of any outstanding first mortgage bonds for payment on that date to the holders of the first mortgage bonds. (Article II, Section 9).

Issuance of Additional Bonds

        The mortgage does not fix an overall limitation on the total principal amount of bonds that we may issue under it, but limits the principal amount of bonds of each presently outstanding series that may be outstanding. Under the mortgage, first mortgage bonds of any series may be issued from time to time on the basis of, and in an aggregate principal amount not exceeding:

•	70% of net expenditures made for bondable property constructed or acquired by us on or after August 1, 1941, and on which the mortgage is a first mortgage lien, subject only to permitted encumbrances and liens and prepaid liens;

•	the principal amount of bonds, previously authenticated under the mortgage, which have been retired or for the retirement of which the mortgage trustee holds the necessary funds, other than certain bonds retired through the operation of the debt retirement or the maintenance and repair provisions of the mortgage; and/or

•	the amount of cash deposited with the mortgage trustee for that purpose, which cash may be applied to the retirement of bonds or may be withdrawn in lieu of the authentication of an equal principal amount of bonds under the mortgage provisions referred to in the above-listed clauses (Article II, Sections 2, 3 and 4).

“Bondable property” consists of any electric, gas or water utility plant, property or equipment constructed or acquired by us on or after August 1, 1941. (Article II, Section 3).

        No additional first mortgage bonds may be authenticated under the mortgage provisions referred to in the first and third clauses listed above. No first mortgage bonds bearing a higher rate of interest than the first mortgage bonds for the retirement of which they are to be issued may be authenticated under the mortgage provisions referred to in the second clause above more than five years before the maturity of the bonds to be retired, unless, in each case, our net earnings for the 12 consecutive months ending within 90 days next preceding the authentication were at least equal to twice the interest for one year on:

•	all the bonds to be outstanding under the mortgage immediately after the authentication, other than those for the retirement of which the necessary funds are held by the mortgage trustee; and

•	all other indebtedness secured by an equal or prior lien on any part of our property. (Article II, Section 5).

Modification of Mortgage

        The mortgage may not be amended without the consent of bondholders, except for certain limited purposes provided by the mortgage. These purposes include, among others:

•	to correct the description of any property conveyed, mortgaged or transferred to the mortgage trustee by the mortgage;

•	to assign, convey mortgage or transfer to the mortgage trustee additional property;

•	to add other limitations on the authorized issue and purposes of issue of the first mortgage bonds;

•	to specify definitive limitations on the total authorized issue of any series of first mortgage bonds issued under the mortgage;

•	to add to our covenants and agreements for the protections of the holders of the first mortgage bonds or the trust estate;

•	to provide the terms and conditions of redemption, or for a special sinking or analogous fund, for the retirement of the first mortgage bonds of any particular series then about to be issued;

•	to provide additional or other restrictions and limitations upon the issue of any new series of first mortgage bonds or additional covenants and undertakings of our company;

•	to provide the terms and conditions of the exchange of first mortgage bonds of one series for first mortgage bonds of another series, or as to the exchange of first mortgage bonds of one denomination for the first mortgage bonds of another denomination of the same series;

•	to provide that the principal of the first mortgage bonds of any series may be converted at the option of the holders into our capital stock or our other securities, and the terms and conditions of this conversion;

•	to evidence our succession by another person and the successor’s assumption of our covenants in the mortgage and the first mortgage bonds;

•	to set forth the form and substance of the first mortgage bonds, and the terms, provisions and conditions of the first mortgage bonds;

•	to change any provision that is required by the Trust Indenture Act of 1939 to be included and is required so that the mortgage complies with this act;

•	to change the provisions of the mortgage, provided that any change be made effective only with respect to first mortgage authenticated after the execution of the supplemental indenture effecting the change and only if the change would not adversely affect the bonds then outstanding under the mortgage; and

•	any other change not inconsistent with the terms and which would not impair the security of the mortgage. (Article XVI, Section 1).

        With the consent of the holders of not less than two-thirds of the principal amount of bonds then outstanding, the mortgage may be amended in any respect, except that without the consent of the holder of each outstanding bond affected thereby no amendment will, among other things:

•	extend the time for, reduce or otherwise affect the terms of payment of the principal of or interest or premium on any first mortgage bond;

•	permit the creation of any lien ranking prior to or on a parity with the lien of the mortgage, other than permitted encumbrances and liens or prepaid liens;

•	reduce the percentage in principal amount of first mortgage bonds the consent of the holders of which is required for any such amendment;

•	impair the right of any bondholder to institute suit for the enforcement of any payment in respect of such bondholder's first mortgage bonds; or

•	deprive any non-consenting bondholder of a lien upon the mortgaged property for the security of such bondholder's first mortgage bonds. (Article XVIII).

Events of Default

        Each of the following events constitutes an event of default under the mortgage:

•	our failure to pay principal or premium, if any, on any bond when it becomes due and payable;

•	our failure to pay interest on any bond within 60 days after the same becomes due and payable;

•	our failure to pay the principal of, or interest on, any prior lien bond, continued beyond the default period (if any) specified in the lien securing such bond;

•	our failure for 90 days after written demand to comply with any other covenant or condition in the mortgage or in any bond or any prior lien or bond secured by the mortgage; and

•	some events relating to our reorganization, bankruptcy or insolvency or appointment of a receiver or mortgage trustee for our property. (Article X, Section 1).

        The mortgage trustee will give to the bondholders notice of all defaults under the indenture within 90 days after the occurrence of the default. The mortgage trustee may withhold giving notice to bondholders of defaults (other than any default in payment of interest, principal or sinking or purchase fund installment in respect of any bond secured by the mortgage) if it determines in good faith that the withholding is in the interests of the bondholders. (Article XV, Section 2). Upon default, the mortgage trustee may, and upon written notice from the holders of a majority in principal amount of bonds then outstanding will, declare the principal of all bonds secured by the mortgage to be immediately due and payable. (Article X, Section 4). Upon certain terms and conditions, the declaration of acceleration may be rescinded and waived.

        If an event of default occurs and is continuing, then the mortgage trustee has the power to take possession of, and to hold, operate and manage, the mortgaged property, or, with or without entry, sell the mortgaged property. If the mortgaged property is sold, whether by the mortgage trustee or pursuant to judicial proceedings, then the purchase proceeds, together with any other sums which may then be held by or paid to the mortgage trustee under any of the provisions of the mortgage as part of the security under the mortgage, will be paid first to the cost of the sale and then to the payment of the whole amount then due and unpaid for principal and interest on the first mortgage bonds. (Article X, Sections 1 and 5).

        If we fail to pay any installment of interest due on any first mortgage bonds for a period of 60 days after the interest becomes due and payable, or if we fail to pay the principal of any first mortgage bond when it becomes due and payable, then we will pay to the mortgage trustee the principal and any interest on all first mortgage bonds then due and payable. If we fail to pay the amounts of principal and any interest due and payable, then the mortgage trustee can sue and recover judgment against us for these amounts. (Article X, Section 11).

        Holders of a majority in principal amount of the first mortgage bonds secured by the mortgage have the right to direct the time, method and place of conducting proceedings for remedies available to, or exercising any trust or power of, the mortgage trustee. However, the mortgage trustee may decline to follow these directions under certain circumstances specified in the mortgage, and is not required to exercise powers of entry or sale under the mortgage. (Article X, Section 12).

Defeasance

        At any time, we may pay the holders of any outstanding first mortgage bonds all principal and interest outstanding. With delivery of a certificate signed by our officers and an opinion of counsel, each stating that all bonds and coupons outstanding under and secured by the mortgage have been cancelled, paid, redeemed or otherwise discharged and/or the necessary funds for the purchase or redemption have been deposited with the mortgage trustee, the mortgage trustee will cancel and discharge the lien of the mortgage. (Article XII).

GLOBAL SECURITIES

        We may issue the securities in whole or in part in the form of one or more global certificates or notes, which we refer to as global securities, that we will deposit with a depository or its nominee that we identify in the applicable prospectus supplement.

        We will describe the specific terms of the depository arrangement covering the securities in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depository arrangements.

        Upon the issuance of the securities in the form of one or more global securities, the depository or its custodian will credit, on its book-entry registration and transfer system, the number of shares or principal amount of securities of the individual beneficial interests represented by these global securities to the respective accounts of persons who have accounts with the depository. Ownership of beneficial interests in the global securities will be shown on, and the transfer of this ownership will be effected only through, records maintained by the depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. These accounts initially will be designated by or on behalf of the underwriters, initial purchasers or agents, or by us if we offer and sell the securities directly, and ownership of beneficial interests in the global securities will be limited to participants or persons who hold interests through participants. Qualified institutional buyers may hold their interests in the global securities directly through the depository if they are participants in this system, or indirectly through organizations which are participants in this system. The laws of some states of the United States may require that some purchasers of securities take physical delivery of the securities in definitive registered form. These limits and the laws may impair your ability to own, transfer or pledge interests in the global securities.

        So long as the depository, or its nominee, is the registered owner or holder of the securities, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global securities for all purposes. No beneficial owner of an interest in the global securities will be able to transfer that interest except in accordance with the depository’s procedures.

        We will make dividend payments on, or payments of the principal of, and premium, if any, and interest on, the global securities to the depository or its nominee, as the case may be, as the registered owner of the global securities. We will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interest.

        We expect that the depository or its nominee, upon receipt of any dividend payment on, or payment of the principal of, and premium, if any, and interest on, the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through the participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for their customers. These payments will be the responsibility of the participants. Transfers between participants in the depository will be effected in the ordinary way through the depository’s settlement system in accordance with the depository rules and will be settled in same day funds.

        We will issue securities in certificated form in exchange for global securities if:

•	the depository notifies us that it is unwilling or unable to continue as a depository for the global securities or ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934 and a successor depository is not appointed by us within 90 days of the notice;

•	an event of default under the instrument governing the securities has occurred and is continuing; or

•	we determine that the securities will no longer be represented by global securities.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

        We may sell the securities directly to a limited number of purchasers or a single purchaser. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Remarketing Arrangements

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed.

Delayed Delivery Arrangements

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of our business.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

        We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2005;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2006 and June 30, 2006;

•	our Current Reports on Form 8-K dated January 19, January 20, February 6, and September 21 2006;

•	and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) after the date of the registration statement on Form S-3 filed under the Securities Act of 1933 with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus.

Some of these reports, however, are filed on a combined basis with our parent, Alliant Energy Corporation, and its direct subsidiary, Interstate Power and Light Company. Information contained in these reports relating to these entities is filed by them on their own behalf and not by us.

        You may request a copy of any of these filings, at no cost, by writing to F. J. Buri, Corporate Secretary, Wisconsin Power and Light Company, 4902 North Biltmore Lane, Madison, Wisconsin 53718, or by calling Mr. Buri at (608) 458-3311.

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from Wisconsin Power and Light Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Securities and Exchange Commission filing fee	$21,400
Legal fees and expenses	260,000
Accounting fees and expenses	45,000
Printing expenses	100,000
Trustee fees and expenses	15,000
Miscellaneous	8,600

Total expenses	$450,000

        All of the above fees and expenses will be paid by Wisconsin Power and Light Company (the “Registrant”). Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

Item 15.	Indemnification of Directors and Officers.

        Pursuant to the provisions of the Wisconsin Business Corporation Law and Article VIII of the Registrant’s Bylaws, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareowners in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareowners or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

        The indemnification provided by the Wisconsin Business Corporation Law and the Registrant’s Bylaws is not exclusive of any other rights to which a director or officer of the Registrant may be entitled. The Registrant also carries directors’ and officers’ liability insurance.

Item 16.	Exhibits and Financial Statement Schedules.

        The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.	Undertakings.

        (a)        The Registrant hereby undertakes:

        (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (5)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

                (A)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                (B)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (6)        The Registrant hereby undertakes, for purposes of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act of 1933;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registration Statement;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registration or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

        (b)        The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        (c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on September 25, 2006.

WISCONSIN POWER AND LIGHT COMPANY
By: /s/ William D. Harvey
William D. Harvey
Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated below on September 25, 2006.

Signature	Title
/s/ William D. Harvey	Chairman, Chief Executive Officer and Director
William D. Harvey	(Principal Executive Officer)
/s/ Eliot G. Protsch	Chief Financial Officer (Principal Financial
Eliot G. Protsch	Officer)
/s/ John E. Kratchmer	Vice President-Controller and Chief Accounting
John E. Kratchmer	Officer (Principal Accounting Officer)
*	Director
Michael L. Bennett
Director
Darryl B. Hazel
*	Director
Singleton B. McAllister
*	Director
Ann K. Newhall

S-1

Signature	Title

*	Director
Dean C. Oestreich
*	Director
David A. Perdue
*	Director
Judith D. Pyle
*	Director
Carol P. Sanders
*	Director
Anthony R. Weiler

*By:	/s/ William D. Harvey William D. Harvey Attorney-in-Fact

S-2

EXHIBIT INDEX

Exhibit Number	Document Description

(1.1)	Form of Underwriting Agreement for Preferred Stock.*

(1.2)	Form of Underwriting Agreement for Debt Securities.*

(1.3)	Form of Underwriting Agreement for First Mortgage Bonds. *

(4.1)	Restated Articles of Incorporation of Wisconsin Power and Light Company (“WPL”), as amended (incorporated by reference to Exhibit 3.1 to WPL’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1994).

(4.2)	Indenture of Mortgage or Deed of Trust dated August 1, 1941 (the “1941 Mortgage”), between WPL and U.S. Bank National Association (“U.S. Bank”) and Richard H. Prokosch, successor, as Trustees, filed as Exhibit 7(a) in File No. 2-6409, and the indentures supplemental thereto dated, respectively, January 1, 1948, September 1, 1948, June 1, 1950, April 1, 1951, April 1, 1952, September 1, 1953, October 1, 1954, March 1, 1959, May 1, 1962, August 1, 1968, June 1, 1969, October 1, 1970, July 1, 1971, April 1, 1974, December 1, 1975, May 1, 1976, May 15, 1978, August 1, 1980, January 15, 1981, August 1, 1984, January 15, 1986, June 1, 1986, August 1, 1988, December 1, 1990, September 1, 1991, October 1, 1991, March 1, 1992, May 1, 1992, June 1, 1992 and July 1, 1992 (Second Amended Exhibit 7(b) in File No. 2-7361; Amended Exhibit 7(c) in File No. 2-7628; Amended Exhibit 7.02 in File No. 2-8462; Amended Exhibit 7.02 in File No. 2-8882; Second Amendment Exhibit 4.03 in File No. 2-9526; Amended Exhibit 4.03 in File No. 2-10406; Amended Exhibit 2.02 in File No. 2-11130; Amended Exhibit 2.02 in File No. 2-14816; Amended Exhibit 2.02 in File No. 2-20372; Amended Exhibit 2.02 in File No. 2-29738; Amended Exhibit 2.02 in File No. 2-32947; Amended Exhibit 2.02 in File No. 2-38304; Amended Exhibit 2.02 in File No. 2-40802; Amended Exhibit 2.02 in File No. 2-50308; Exhibit 2.01(a) in File No. 2-57775; Amended Exhibit 2.02 in File No. 2-56036; Amended Exhibit 2.02 in File No. 2-61439; Exhibit 4.02 in File No. 2-70534; Amended Exhibit 4.03 in File No. 2-70534; Exhibit 4.02 in File No. 33-2579; Amended Exhibit 4.03 in File No. 33-2579; Amended Exhibit 4.02 in File No. 33-4961; Exhibit 4.24 in File No. 33-45726, Exhibit 4.25 in File No. 33-45726, Exhibit 4.26 in File No. 33-45726, Exhibit 4.27 in File No. 33-45726, Exhibit 4.1 to WPL’s Form 8-K dated March 9, 1992, Exhibit 4.1 to WPL’s Form 8-K dated May 12, 1992, Exhibit 4.1 to WPL’s Form 8-K dated June 29, 1992 and Exhibit 4.1 to WPL’s Form 8-K dated July 20, 1992).

(4.3)	Indenture, dated as of June 20, 1997 (the “1997 Indenture”), between WPL and U.S. Bank, as Trustee, relating to debt securities (incorporated by reference to Exhibit 4.33 to Amendment No. 2 to WPL’s Registration Statement on Form S-3 (Reg. No. 33-60917)).

(4.4)	Officers’ Certificate, dated as of June 25, 1997, creating WPL’s 7% debentures due June 15, 2007 (incorporated by reference to Exhibit 4 to WPL’s Form 8-K, dated June 25, 1997).

(4.5)	Officers’ Certificate, dated as of October 27, 1998, creating WPL’s 5.7% debentures due October 15, 2008 (incorporated by reference to Exhibit 4 to WPL’s Form 8-K, dated October 27, 1998).

(4.6)	Officers’ Certificate, dated as of March 1, 2000, creating WPL’s 7-5/8% debentures due March 1, 2010 (incorporated by reference to Exhibit 4 to WPL’s Form 8-K, dated March 1, 2000).

        * To be filed by amendment or under subsequent Current Report on Form 8-K.

E-1

Exhibit Number	Document Description

(4.7)	Officers’ Certificate, dated as of July 28, 2004, creating WPL’s 6.25% debentures due July 31, 2034 (incorporated by reference to Exhibit 4.1 to WPL’s Form 8-K, dated July 28, 2004).

(4.8)	Form of Officers’ Certificate relating to Debt Securities.*

(4.9)	Form of Supplemental Indenture relating to First Mortgage Bonds.*

Pursuant to Item 601(b)(4)(iii) of Regulation S-K, the Registrant agrees to furnish to the Securities and Exchange Commission, upon request, any instrument defining the rights of holders of long-term debt not being registered that is not filed as an exhibit to this Registration Statement on Form S-3. No such instrument authorizes securities in excess of 10% of the total assets of the Registrant.

(5)	Opinion of Foley & Lardner LLP (including consent of counsel).**

(12)	Computation of ratios of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividend requirements (incorporated by reference to Exhibit 12.3 to WPL’s Annual Report on Form 10-K for the year ended December 31, 2005 and Exhibit 12.3 to WPL’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).

(23.1)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5)).**

(23.2)	Consent of Deloitte & Touche LLP.

(24)	Powers of attorney.**

(25.1)	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank with respect to the 1941 Mortgage.**

(25.2)	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank with respect to the 1997 Indenture.**

Documents incorporated by reference to filings made by WPL under the 1934 Act are under File No. 0-337.

        * To be filed by amendment or under subsequent Current Report on Form 8-K.

        ** Previously filed.

E-2